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                                                                    EXHIBIT 23.6

                                     [LOGO]

                        CONSENT OF FIRST SECURITY VAN KASPER

    We consent to inclusion of our opinion dated December 27, 1999 as Appendix C in the Joint Proxy Statement/Prospectus of Digital Origin, Inc. and Media 100, Inc.

    By giving Digital Origin, Inc. our opinion or by giving this consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term expert as used in
Section 11 of the Securities Act, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
March 13, 2000
San Francisco, California

                                               /s/ First Security Van Kasper
                                               FIRST SECURITY VAN KASPER